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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                        Date of Report December 4, 1995

                              -----------------



                            SECTOR ASSOCIATES, LTD.
               (Exact name of registrant as specified in charter)


   DELAWARE                         0-17827                      11-2788282
(State or other                   (Commission                    (IRS Employer
jurisdiction of                    File Number)                  identification no.)
incorporation)


                           401 CITY AVENUE, SUITE 725
                             BALA CYNWYD, PA  19004
                    (Address of principal executive offices)


                                 (610) 660-5906
              (Registrant's telephone number, including area code)





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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

        On November 29, 1995, the Registrant's Board of Directors determined that it was not in the Registrant's best interest to continue the engagement of Grant Thornton, P.C. as its independent auditors and, effective immediately, authorized the selection and engagement of the firm of Cogen Sklar LLP of 150 Monument Road, Suite 500, Bala Cynwyd, Pennsylvania 19004 to act as the Registrant's independent auditors.

        The reports of Grant Thornton, P.C. on the financial statements of the Registrant for the fiscal years ended June 30, 1993 and June 30, 1994 contained a qualification relative to the Registrant's ability to continue operations as a going concern. With this exception, the reports of Grant Thornton, P.C. for the Registrant's last two fiscal years did not contain any adverse opinion or disclaimer of opinion.

        There existed no disagreements with the former accountant as to any matters relative to accounting principles and practices, financial statement disclosure or auditing scope and procedure.

        The Registrant has requested its former accountant to furnish it with a letter confirming the statements made in this Report. This letter is unavailable at this time, however, the Registrant undertakes to file it with the Commission within 10 business days from the date of filing of this Report.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibit 16 - Letter to Commission re: change in certifying accountant (to be filed by amendment).





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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SECTOR ASSOCIATES, LTD.



                                      By:   /s/ Andrew P. Panzo
                                            ---------------------------------
                                            Andrew P. Panzo
                                            President



                                      Date: December 3, 1995
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